Exhibit 10.1

CONSENT, JOINDER AND TENTH AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS CONSENT, JOINDER AND TENTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of April 5, 2024 among each of AMCON DISTRIBUTING COMPANY, a Delaware corporation, having its principal place of business at 7405 Irvington Road, Omaha, Nebraska 68122 (“AMCON”), CHAMBERLIN NATURAL FOODS, INC., a Florida corporation, having its principal place of business at 3711 Oleander Way, Suite 1309, Casselberry, Florida 32707 (“Chamberlin Natural”), HEALTH FOOD ASSOCIATES, INC., an Oklahoma corporation, having its principal place of business at 7807 East 51st Street, Tulsa, Oklahoma 74145 (“Health Food”), AMCON ACQUISITION CORP., a Delaware corporation, having its principal place of business at 7405 Irvington Road, Omaha, Nebraska 68122 (“AMCON Acquisition”); EOM ACQUISITION CORP., a Delaware corporation, having its principal place of business at 7807 East 51st Street, Tulsa, Oklahoma 74145 (“EOM Acquisition”); CHARLES WAY LLC, a Missouri limited liability company, having its principal place of business at 7405 Irvington Road, Omaha, Nebraska 68122 (“Charles Way”), AMCON BISMARCK LAND CO., a Delaware corporation, having its principal place of business at 7405 Irvington Road, Omaha, Nebraska 68122 (“AMCON Bismarck”); COLORADO CITY LAND COMPANY, LLC, a Colorado limited liability company, having its principal place of business at 7405 Irvington Road, Omaha, Nebraska 68122 (“Colorado City”; and together with AMCON, Chamberlin Natural, Health Food, AMCON Acquisition, EOM Acquisition, Charles Way and AMCON Bismarck, each a “Existing Borrower” and, collectively, the “Existing Borrowers”), Peoria Land Company llc, an Illinois limited liability company, having its principal place of business at 7405 Irvington Road, Omaha, Nebraska 68122 (“Peoria Land” or  “New Borrower”; and the Existing Borrowers, together with the New Borrower, each a “Borrower” and, collectively, the “Borrowers”), BANK OF AMERICA, N.A., a national banking association (in its individual capacity, “BofA”), as agent (in such capacity as agent, “Agent”) for itself and all other lenders from time to time a party to the Loan Agreement (as defined below) (“Lenders”), with an office located at 110 North Wacker Drive, IL4-110-08-03, Chicago, Illinois 60606, and the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, Existing Borrowers, the Lenders and Agent have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of April 18, 2011, as amended by that certain Consent and First Amendment to Second Amended and Restated Loan and Security Agreement dated as of May 27, 2011, that certain Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of July 16, 2013, that certain Third Amendment to Second Amended and Restated Loan and Security Agreement dated as of November 6, 2017, that certain Fourth Amendment to Second Amended and Restated Loan and Security Agreement dated as of March 20, 2020, that certain Fifth Amendment to Second Amended and Restated Loan and Security Agreement dated as of December 22, 2020, that certain Sixth Amendment to Second Amended and Restated Loan and Security Agreement dated as of December 21, 2021, that certain Seventh Amendment to Second Amended and Restated Loan and Security Agreement dated as of June 30, 2022, that certain Eighth Amendment to Second Amended and Restated Loan and Security Agreement dated as of February 2, 2023 and that certain

Consent, Joinder and Ninth Amendment to Second Amended and Restated Loan and Security Agreement dated as of February 9, 2024 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Lenders agreed to provide certain credit facilities and other financial accommodations to the Borrowers;

WHEREAS, Existing Borrowers have requested that Agent and the Lenders amend the Loan Agreement or provide consent thereunder in order to, among other items, (i) consent to the formation of New Borrower; (ii) New Borrower be added as a “Borrower” under the Loan Agreement and all other Loan Documents; (iii) consent to the Burklund Purchase (as defined below); (iv) consent to the use of up to $17,000,000 of proceeds of Revolving Loans to acquire substantially all of the assets and certain real property and improvements of Burklund Distributors, Inc., an Illinois corporation (“Burklund” or “Seller”), in accordance with the terms of that certain Asset Purchase Agreement dated as of March 11, 2024 (the “Burklund Purchase Agreement”) by and between the Seller and AMCON (such asset acquisition is referred to herein as the “Burklund Purchase”), (v) consent to the incurrence of certain additional indebtedness in the principal amount of $3,900,000 by AMCON payable to Seller, evidenced by that certain unsecured Promissory Note of even date herewith in the original principal amount of $3,900,000 (the “Burklund Seller Note”), and (vi) amend the Loan Agreement in accordance with the terms herein; and

WHEREAS, the Agent and the Lenders are willing to accommodate the Borrowers’ requests on the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

1.Defined Terms; Incorporation of the Loan Agreement.  All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Loan Agreement, and the Loan Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety.  To the extent any terms and provisions of the Loan Agreement are inconsistent with the amendments set forth in Paragraph 3 below, such terms and provisions shall be deemed superseded hereby.  Except as specifically set forth herein, the Loan Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.
2.Joinder to the Loan Agreement and Loan Documents.
(a)The parties hereto agree that New Borrower shall, from and after the date hereof, be deemed a “Borrower” for all purposes of the Loan Agreement and other Loan Documents.  Accordingly, New Borrower hereby joins in, assumes and agrees to be bound by all of the conditions, covenants, representations, warranties and other agreements applicable to each Existing Borrower set forth in the Loan Agreement and the other Agreements, and hereby agrees to promptly execute and deliver all further documentation reasonably required by the Agent to be executed by the Borrowers (including New Borrower) in connection with the foregoing.  Without limiting the generality of the foregoing, New Borrower hereby agrees to be jointly and severally liable, along with all the Existing Borrowers, for all existing and future Liabilities.
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(b)New Borrower hereby assigns, pledges and grants to Agent for the benefit of the Lenders a security interest in all of its right, title and interest in and to the Collateral owned by New Borrower to secure the Liabilities in accordance with Section 5 of the Loan Agreement.  New Borrower consents to Agent preparing and filing (1) a UCC financing statement naming New Borrower as debtor and the Agent as secured party, and describing New Borrower’s Collateral and (2) such other documentation as the Agent may require to evidence, protect and perfect the liens created by the Loan Agreement, as modified hereby.
(c)The foregoing joinder transactions by New Borrower and Existing Borrowers’ consent thereto (collectively, the “Joinder”) constitute legal, valid and binding obligation of each Borrower, and are enforceable against each Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar federal, provincial or state laws or judicial decisions relating to or affecting the enforceability of creditors’ rights generally and to general principles of equity.
(d)New Borrower hereby (1) confirms that, after giving effect to the information set forth on the Supplemental Schedules attached hereto as Exhibit B, all of the representations and warranties set forth in Section 11 of the Loan Agreement are true and correct in all respects as of the date hereof with respect to New Borrower, (2) covenants to perform its obligations under the Loan Agreement and the other Loan Documents and (3) specifically represents and warrants to Agent and the Lenders that it is the lawful owner all of, or rights in, its Collateral, free from any lien or security interest in favor of any other person or entity, other than Permitted Liens.
(e)New Borrower hereby represents and warrants that the information with respect to New Borrower set forth on the Supplemental Schedules attached hereto as Exhibit B is true and correct in all material respects as of the date of this Joinder.  The Supplemental Schedules attached hereto as Exhibit B are hereby incorporated into the Loan Agreement as if originally set forth therein as supplements to the existing Schedules to the Loan Agreement.
3.Limited Consent.  Subject to the terms and conditions of this Amendment (including, without limitation, Section 8 hereof):
(a)Notwithstanding the terms of Section 12(g) (Use of Proceeds), Section 13(b) (Indebtedness), Section 13(d) (Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business) and Section 13(f) (Investments; Loans; Transfers) of the Loan Agreement, provided that no Default or Event of Default exists prior to and immediately following the Burklund Purchase, the Lenders hereby consent to (i) the formation of the New Borrower, (ii) consummation of the Burklund Purchase in accordance with the terms of the Burklund Purchase Agreement; (iii) the use of proceeds of the Revolving Loans in an amount not to exceed $17,000,000 on the Tenth Amendment Effective Date for purposes of completing the Burklund Purchase; and (iv) the incurrence of the indebtedness by AMCON represented by the Burklund Seller Note.
(b)The foregoing consents are expressly limited to the specific transactions described above in this Section 3, and shall not be deemed or otherwise construed to constitute a consent to any other transaction, whether or not similar to the transaction described above in this
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Section 3.  The Agent and the Lenders have granted the consents set forth in this Section 3 in this particular instance and in light of the facts and circumstances that presently exist, and the grant of such consents shall not constitute a course of dealing or impair the Agent’s or any Lender’s right to withhold any similar consents in the future.
4.Amendments to the Loan Agreement.  The Loan Agreement is hereby amended as follows:  Subject to the terms and conditions of this Amendment, the Loan Agreement, including the Schedules, Annexes and Exhibits thereto (other than its Exhibits A and C and Schedules 1, 11(i), 11(j), 11(n) and 11(p)), is hereby amended to delete the bold, red stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A attached hereto.
(a)The Schedules to the Loan Agreement are hereby supplemented with the Schedules attached hereto as Exhibit B to reflect the New Borrower and the acquisition of the assets of Seller in accordance with the terms of the Burklund Purchase Agreement and the transactions contemplated thereby.
5.Representations and Warranties; Covenants; No Default.  Except for the representations and warranties of the Borrowers made as of a particular date, the representations and warranties and covenants set forth in Sections 11, 12 and 13 of the Loan Agreement shall be deemed remade as of the date hereof by the Borrowers; provided, however, that any and all references to the Loan Agreement in such representations and warranties shall be deemed to include this Amendment and the transactions contemplated by the Burklund Purchase Agreement.  The Borrowers hereby represent, warrant and covenant that after giving effect to the amendments contained in this Amendment, no Default or Event of Default has occurred and is continuing.  Each Borrower represents and warrants to Agent and the Lenders that the execution and delivery by such Borrower of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its organizational powers, (ii) have been authorized by all necessary organizational action on its part, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, which conflict could reasonably be expected to have a Material Adverse Effect or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.
6.Affirmation.  Except as specifically amended pursuant to the terms hereof, the Loan Agreement and the Other Agreements (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by the Borrowers.  The Borrowers covenant and agree to comply with all of the terms, covenants and conditions of the Loan Agreement, as amended hereby, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.  The Borrowers hereby represent and warrant to Agent and Lenders that as of the date hereof, there are no claims, counterclaims, offsets or defenses arising out of or with respect to the Liabilities.  Each Borrower hereby confirms its existing grant to Agent of a Lien on and
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security interest in the Collateral.  Each Borrower hereby confirms that all Liens and security interests at any time granted by it to Agent continue in full force and effect and secure and shall continue to secure the Liabilities.  Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of Agent’s existing security interest in and Liens upon the Collateral.
7.Fees and Expenses.  The Borrowers agree to pay on demand all costs and expenses incurred by Agent in connection with the drafting, negotiation, execution and implementation of this Amendment including, but not limited to, the expenses and reasonable fees of counsel for Agent.
8.Closing Documents.  This Amendment shall be deemed effective as of the date hereof provided that Borrowers shall deliver to Agent the following documents and/or complete the following requirements (collectively, the “Closing Requirements”) upon execution hereof (in each case in form and substance satisfactory to Agent and the Lenders):
(a)this Amendment executed by the Borrowers and the Agent;
(b)the documents, instruments, agreements, certificates and opinions set forth on the Closing Checklist attached hereto as Exhibit C; and
(c)such other documents, instruments, agreements, opinions or certificates as required by Agent.
9.Continuing Effect.  Except as otherwise specifically set forth herein, the provisions of the Loan Agreement shall remain in full force and effect.
10.Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof and shall be deemed an original signature hereunder.
11.Organizational Information.  The Borrowers hereby represent and warrant to the Agent that, except as otherwise provided in the Secretary’s Certificates of the respective Borrowers delivered to the Agent in partial satisfaction of the Closing Requirements, (a) the formation and organizational documents of each Borrower attached to the Secretary’s Certificate of each Borrower and previously delivered by each such Borrower to the Agent have not been modified or altered in any way (the “Original Certificates”), and no amendments or other alterations are contemplated or approved as of the date hereof (b) the officers, members or managers, as applicable, for each such Borrower set forth in the Original Certificates that are authorized to execute documents on behalf of each such Borrower remain duly authorized officers, members or managers of each such Borrower, and (c) the resolutions attached to each such Original Certificate remain in full force and effect and have not been modified, rescinded or altered in any way and are sufficient to authorize the execution and delivery of this Amendment and the other agreements, documents and instruments executed and delivered in connection herewith.
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12.Post-Closing.  The Borrowers shall execute (if applicable) and deliver, or cause to be executed (if applicable) and delivered, to the Agent, such agreements and documents set forth below, and take or cause to be taken such actions, or otherwise comply with such obligations, as are specified therein, in each case, on or before the dates specified below. A failure to strictly comply with this Section 12 shall be an immediate Event of Default
(a)Within ninety (90) days following the Tenth Amendment Effective Date (or such later date acceptable to Agent in its sole discretion), Borrowers shall cause all collections associated with all purchased Burkland accounts receivable to be deposited and maintained with BofA.
(b)Within thirty (30) days following the Tenth Amendment Effective Date (or such later date acceptable to Agent in its sole discretion), Borrowers shall update Exhibit A to the Loan Agreement with a list of all deposit accounts maintained by Borrowers.

[SIGNATURE PAGE FOLLOWS]

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(Signature Page to Consent, Joinder and Tenth Amendment to
Second Amended and Restated Loan and Security Agreement)

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent, Joinder and Tenth Amendment to Second Amended and Restated Loan and Security Agreement as of the date first above written.

EXISTING BORROWERS:	AMCON DISTRIBUTING COMPANY, a Delaware corporation By: /s/Charles J. Schmaderer Charles J. Schmaderer Vice President, Chief Financial Officer and Secretary
CHAMBERLIN NATURAL FOODS, INC., a Florida corporation By: /s/ Andrew C. Plummer Andrew C. Plummer Secretary
HEALTH FOOD ASSOCIATES, INC., an Oklahoma corporation By: /s/Charles J. Schmaderer Charles J. Schmaderer Secretary
AMCON ACQUISITION CORP., a Delaware corporation By: /s/ Andrew C. Plummer Andrew C. Plummer President
EOM ACQUISITION CORP., a Delaware corporation By: /s/ Andrew C. Plummer Andrew C. Plummer Secretary
CHARLES WAY LLC, a Missouri limited liability company By: /s/Charles J. Schmaderer Charles J. Schmaderer Secretary

(Signature Page to Consent, Joinder and Tenth Amendment to
Second Amended and Restated Loan and Security Agreement)

EXISTING BORROWERS:	AMCON BISMARCK LAND CO., a Delaware corporation By: /s/ Andrew C. Plummer Andrew C. Plummer Secretary
COLORADO CITY LAND COMPANY, LLC, a Colorado limited liability company By: /s/Charles J. Schmaderer Charles J. Schmaderer Secretary
NEW BORROWER:	PEORIA LAND COMPANY LLC, an Illinois limited liability company By: /s/Charles J. Schmaderer Charles J. Schmaderer Manager

(Signature Page to Consent, Joinder and Tenth Amendment to
Second Amended and Restated Loan and Security Agreement)

LENDERS:	BANK OF AMERICA, N.A., as Agent and a Lender By: /s/Daniel Rubio Daniel Rubio Vice President Revolving Loan Commitment: $100,000,000.00

(Signature Page to Consent, Joinder and Tenth Amendment to
Second Amended and Restated Loan and Security Agreement)

LENDERS:	BMO Bank N.A., f/k/a BMO Harris Bank N.A., as a Lender By: /s/Steve Teufel Title: Director Revolving Loan Commitment: $50,000,000.00